Exhibit 10.48

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 2,200,000, with a term of 2 years from April 7, 2011 to April 6, 2013, between Changzhou Lijia Industrial Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd. and Wang Yong.